Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

Form 10 Registration Statement Filed by The ADT Corporation in Connection

with Separation of Tyco International into Three Independent Companies

SCHAFFHAUSEN, Switzerland – April 10, 2012 – Tyco International Ltd. (NYSE:TYC) announced today that, in connection with its previously announced plan to separate into three independent companies, its wholly-owned subsidiary, The ADT Corporation, has filed a Form 10 Registration Statement with the U.S. Securities and Exchange Commission (SEC). ADT will operate Tyco’s North American residential and small business security enterprise following the separation.

“The filing of the Form 10 Registration Statement by ADT is an important milestone in our ongoing separation process,” said Tyco Chairman and CEO Ed Breen. “We intend to file the Form 10 for our flow control business, along with a proxy statement seeking shareholder approval of the dividend distributions by the end of April. We remain on track to complete both spinoffs by the end of September.”

Under the plan announced on September 19, 2011, Tyco will spin off its North American residential and small business security company by distributing all of the equity of The ADT Corporation in a tax-free dividend distribution. Regarding the spin-off of its flow control business, Tyco announced a definitive agreement on March 28, 2012 to combine its flow control business with Pentair, Inc. in a tax-free all-stock merger that will occur immediately following the dividend distribution of the flow control business.

Completion of the transactions is subject to a number of conditions, including effectiveness of the registration statements filed with the SEC, tax rulings, the approval of Tyco shareholders of the spinoffs by way of dividend distribution, the approval of Pentair shareholders of the merger, and other customary conditions.

ADT’s Form 10 Registration Statement includes financial statements of the business, an overview of the markets and industries in which it will operate, details regarding the company’s management, and competitive strengths, strategies and risk factors. A copy of the Form 10 is available at www.sec.gov under the name of The ADT Corporation. Additionally, the Form 10 and accompanying slides can be found on the Investor Relations portion of Tyco’s website at www.tyco.com.

Tyco does not intend to comment publicly about the ADT Form 10, the flow control business Form 10, flow control’s merger with Pentair or related transactions other than through filings with the SEC, which will be available at www.sec.gov.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of more than $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The merger between Tyco’s Flow Control business and Pentair will be submitted to a vote of Pentair shareholders and the proposed distribution of The ADT Corporation and Tyco Flow Control to Tyco shareholders will be submitted to a vote of Tyco shareholders. In connection with the merger, Tyco Flow Control will file a registration statement on Form S-4 with the SEC. Such registration statement will include a proxy statement of Pentair that also constitutes a prospectus of Tyco Flow Control, and will be sent to Pentair shareholders. In addition, The ADT Corporation has filed and Tyco Flow Control will file with the SEC a Form 10, and Tyco will file a proxy statement with the SEC related to the proposed distribution of the The ADT Corporation and Tyco Flow Control shares that will be sent to Tyco shareholders. Shareholders of Pentair and Tyco are urged to read the proxy statements and other documents filed with the SEC when they become available because they will contain important information about Pentair, The ADT Corporation, Tyco Flow Control, Tyco and the proposed transactions. Shareholders will be able to obtain copies of these documents (when they are available) and other documents filed with the SEC with respect to Pentair, The ADT Corporation, Tyco Flow Control and Tyco free of charge from the SEC’s website at www.sec.gov. The documents related to Pentair (when they are available) can also be obtained free of charge from Pentair upon written request to Investor Relations Department, Pentair, Inc., 5500 Wayzata Blvd., Suite 800, Minneapolis, MN, 55416, or by calling (763) 545-1730,and the documents related to The ADT Corporation, Tyco Flow Control and Tyco upon written request to Investor Relations Department, Tyco International Ltd., 9 Roszel Road, Princeton, NJ, 08540, or by calling (609) 720-4200.

Participants in the Solicitation

Pentair and Tyco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pentair may be found in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 21, 2012 and definitive proxy statement relating to its 2012 annual meeting of shareholders filed with the SEC on March 9, 2012. Information about the directors and executive officers of Tyco may be found in its Annual Report on Form 10-K for the year ended September 30, 2011 filed with the SEC on November 16, 2011 and definitive proxy statement relating to its 2012 annual general meeting of shareholders filed with the SEC on January 13, 2012. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statements when it becomes available.